Exhibit 10.27

† Certain confidential information contained in this Exhibit have been omitted by means of redacting a portion of the text and replacing it with [***], pursuant to Regulation S-K Item 601(b) of the Securities Act of 1933, as amended. Certain confidential information has been excluded from this Exhibit because it is: (i) not material and (ii) the registrant treats such information as private or confidential.

american interstate insurance company

Silver oak Casualty, inc.

both of Omaha, Nebraska

and

american interstate insurance companY of texas

Austin, Texas

and

any other insurance companies which are now or hereafter come under the ownership, control or management of Amerisafe, Inc.

FORM OF

CASUALTY EXCESS OF LOSS

Reinsurance Contract

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

TABLE OF CONTENTS

ARTICLE PAGE

I	BUSINESS COVERED	1
II	TERM	2
III	SPECIAL TERMINATION AND OTHER REMEDIES	2
IV	DEFINITIONS	7
	Act of Terrorism	7
	Declaratory Judgment Expense	7
	Extra Contractual Obligations/Loss in Excess of Policy Limits	7
	Loss Adjustment Expense	8
	Loss Occurrence	8
	Net Earned Premium	9
	Written Premium	9
	Policy	9
	Contract Year	9
	Policy Year Manual Payroll (excluding clerical)	10
	Ultimate Net Loss	10
V	TERRITORY	10
VI	EXCLUSIONS	11
VII	TERRORISM ACT RECOVERIES	12
VIII	COVERAGE	13
IX	MATERIAL CHANGE	14
X	SPECIAL ACCEPTANCE	17
XI	REINSURANCE PREMIUM	17
XII	FUNDS WITHHELD ACCOUNT	18
XIII	NOTICE OF LOSS AND LOSS SETTLEMENTS	20
XIV	LIABILITY OF REINSURERS	20
XV	LATE PAYMENTS	20
XVI	REPORTS AND REMITTANCES	21
XVII	COMMUTATION	22
XVIII	NOTIONAL EXPERIENCE ACCOUNT	24
XIX	ANNUITIES AT THE COMPANY’S OPTION	25
XX	SUNSET	25
XXI	AGENCY AGREEMENT	25

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

XXII	SUBROGATION	26
XXIII	ERRORS AND OMISSIONS	26
XXIV	OFFSET	26
XXV	CURRENCY	26
XXVI	TAXES	27
XXVII	FEDERAL EXCISE TAX	27
XXVIII	TRADE AND ECONOMIC SANCTIONS	27
XXIX	RESERVES AND FUNDING	28
XXX	NET RETAINED LINES	31
XXXI	THIRD PARTY RIGHTS	32
XXXII	SEVERABILITY	32
XXXIII	GOVERNING LAW	32
XXXIV	INSPECTION OF RECORDS	32
XXXV	CONFIDENTIALITY	33
XXXVI	INSOLVENCY	34
XXXVII	ARBITRATION	35
XXXVIII	EXPEDITED ARBITRATION	37
XXXIX	SERVICE OF SUIT	38
XL	MODE OF EXECUTION	39
XLI	ENTIRE AGREEMENT	39
XLII	INTERMEDIARY	39
	Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A.

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

CASUALTY EXCESS OF LOSS

reinsurance contract

(the “Contract”)

between

american interstate insurance company

Silver Oak CasualtY, Inc.

both of Omaha, Nebraska

and

american interstate insurance companY of texas

Austin, Texas

and

any other insurance companies which are now or hereafter come under the ownership, control or management of Amerisafe, Inc.

(collectively, the “Company”)

and

THE SUBSCRIBING REINSURER(s) EXECUTING THE
INTERESTS AND LIABILITIES AGREEMENT(s)
ATTACHED HERETO

(the “Reinsurer”)

ARTICLE I

BUSINESS COVERED

A. By this Contract the Reinsurer agrees to reinsure the excess liability of the Company under its Policies that are in force at the effective time and date hereof or issued or renewed at or after that time and date, and classified by the Company as Workers’ Compensation, Employers Liability, including but not limited to coverage provided under the U.S. Longshore and Harbor Workers’ Compensation Act, Jones Act, Outer Continental Shelf Lands Act and any other Federal Coverage extensions, subject to the terms, conditions and limitations hereafter set forth. Coverage hereunder includes Policies classified as loss sensitive, including but not limited to large deductible Policies.

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

article II

TERM

A. This Contract shall apply to all losses occurring during the period 12:01 a.m., Standard Time, January 1, 2023 (as set forth in the Company’s Policies) to 12:01 a.m., Standard Time, January 1, 2026.

B. Upon the expiration or termination of this Contract, the entire liability of the Reinsurer for losses occurring subsequent to the date of expiration or termination shall cease concurrently with the date of expiration or termination of this Contract.

C. If this Contract expires or is terminated while a Loss Occurrence covered hereunder is in progress, the Reinsurer’s liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire Loss Occurrence had occurred prior to the expiration of this Contract, provided that no part of such Loss Occurrence is claimed against any renewal or replacement of this Contract.

D. The Reinsurer shall have no right to either terminate or commute this Contract other than as set forth in paragraph F of the MATERIAL CHANGE ARTICLE or paragraph A of the COMMUTATION ARTICLE or paragraph B of the SPECIAL TERMINATION AND OTHER REMEDIES ARTICLE.

E. This Contract shall continue in force and shall apply, subject to all of the terms and limits hereof, to the Company’s Ultimate Net Loss until this Contract has been commuted in accordance with the terms of the COMMUTATION ARTICLE or until all Ultimate Net Loss has been paid by the Reinsurer in accordance with the terms of the COVERAGE ARTICLE.

ARTICLE III

SPECIAL TERMINATION and other remedies

A. The Company may terminate a Reinsurer’s share in this Contract by giving 90 days written notice to the Reinsurer upon the happening of any one of the following circumstances:

1. A State Insurance Department or other legal authority orders the Reinsurer to cease writing business;

2. The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations;

3. For any period not exceeding 12 months which commences no earlier than 12 months prior to the inception of this Contract, the Reinsurer’s policyholders’ surplus, as

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

reported in the financial statements of the Reinsurer (as respects a Reinsurer domiciled outside the United States, policyholders’ surplus shall mean the sum of share capital and contributed capital as stated in the Reinsurer’s audited financial statement) has been reduced by 20.0% or more;

4. The Reinsurer has announced its intent to, or has, become merged with, acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer’s operations previously;

5. The Reinsurer has reinsured its entire liability under this Contract without the Company’s prior written consent;

6. The Reinsurer’s A.M. Best financial strength rating has been suspended or withdrawn or has been assigned or downgraded below “A-” or, as respects Lloyd’s of London, the A.M. Best Rating of the Lloyd’s Market has been a suspended or withdrawn or has been assigned or downgraded below “A-”;

7. The Reinsurer’s S&P Global Ratings financial strength rating has been suspended or withdrawn or has been assigned or downgraded below “A-” or, as respects Lloyd’s of London, the S&P Global Ratings financial strength rating of the Lloyd’s Market has been a suspended or withdrawn or has been assigned or downgraded below “A-”;

8. The Reinsurer has announced its intent to cease, or has ceased, writing new and renewal reinsurance for the lines of business covered hereunder;

9. The Company’s outside auditors determine during the first two months of the term of this Contract that the Contract does not provide sufficient risk transfer to constitute reinsurance in accordance with the Financial Accounting Standards Board Statements guidelines;

10. The Reinsurer has failed to comply with the funding requirements set forth in the RESERVES AND FUNDING ARTICLE;

11. The Reinsurer, directly or through the actions of a parent company or an affiliated entity, has invoked any statute, legislation, or jurisprudence that purports to enable the Reinsurer to:

a. Require the Company to settle its claims liabilities, including but not limited to any estimated or undetermined claims liabilities under this Contract, on an accelerated basis. This does not include any attempt to enforce a settlement of claims liabilities under a commutation process to which the parties have agreed; or

b. Novate its liabilities under this Contract to a third party without the Company’s prior written consent;

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

12. The Reinsurer has transferred its claims-paying authority under this Contract to an unaffiliated entity or in any other way has assigned its interests or delegated its obligations under this Contract to an unaffiliated entity without the Company’s prior written consent. Notwithstanding the foregoing, the transfer of claims-paying authority or administration to a third party, where the Reinsurer maintains control over claims settlement decisions, shall not constitute a transfer of its claims-paying authority for purposes of this subparagraph;

13. The Reinsurer receives a government-backed credit facility or capital infusion;

14. Where the Reinsurer is publicly traded, the Reinsurer’s market capitalization is reduced by 50.0% or more from its market capitalization at the inception of this Contract.

B. A Reinsurer may terminate their share of this Contract by giving 90 days’ written notice to the Company upon the happening of any one of the following circumstances:

1. A State Insurance Department or other legal authority orders the Company to cease writing business;

2. The Company has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations;

3. The Company has become merged with, acquired or controlled by any company, corporation, or individual(s) not controlling the Company’s operations previously.

C. In the event of termination in accordance with paragraph A or B, above, or in accordance with paragraph F of the MATERIAL CHANGE ARTICLE, the following shall apply as respects reinsurance premium and reinsurance limits:

1. If terminated prior to or at the expiration of Contract Year 1, the reinsurance premium and the annual aggregate deductibles for Parts A and B of the COVERAGE ARTICLE shall be calculated based on Net Earned Premium through the termination date. The Reinsurer’s limit of liability in respect of all losses occurring during the term of this Contract shall be equal to the limits available any one Contract Year under the COVERAGE ARTICLE being [***]% of Net Earned Premium, as calculated above, and [***]% of Net Earned Premium, as calculated above, under Part A and Part B respectively.

2. If terminated at any time during Contract Year 2 or Contract Year 3, the reinsurance premium and the annual aggregate deductibles and Contract Year limits for Parts A and B of the COVERAGE ARTICLE shall be calculated as specified in the REINSURANCE PREMIUM ARTICLE and COVERAGE ARTICLE for any full Contract Year prior to the termination date. For the Contract Year in which

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

termination occurs, the reinsurance premium and the annual aggregate deductibles under Parts A and B of the COVERAGE ARTICLE shall be calculated based on Net Earned Premium for that Contract Year through the termination date. The Reinsurer’s limit of liability in respect of losses occurring during the Contract Year in which the termination occurs shall be equal to [***]% of Net Earned Premium for that Contract Year, as calculated above, and [***]% of Net Earned Premium for that Contract Year, as calculated above, under Part A and Part B respectively. The Reinsurer’s limit of liability in respect of all losses occurring during the term of this Contract shall be equal to the limits available during the term of this Contract under the COVERAGE ARTICLE being [***]% of Net Earned Premium and [***]% of Net Earned Premium for all applicable Contract Years through the termination date under Part A and Part B respectively.

D. In the event the Company terminates a Reinsurer’s share in this Contract under the provision of this Article, the Company has the option, but not obligation, to commute the Reinsurer’s past liabilities for losses in accordance with the COMMUTATION ARTICLE.

E. In the event the Company terminates a Reinsurer’s share in this Contract under the provision of this Article, the Company shall have the option to require the Reinsurer to fund its share of known outstanding losses that have been reported to the Reinsurer and allocated Loss Adjustment Expense relating thereto, losses and allocated Loss Adjustment Expense paid by the Company but not recovered from the Reinsurer, reserves for losses incurred but not reported as per the Company’s statutory accounts, unearned premium and any positive Notional Experience Account Balance accrued by the Company, as shown in the statement prepared by the Company, and any other balances or financial obligations. Within 30 days of the Company’s written request to fund, the Reinsurer shall provide to the Company a clean, unconditional, evergreen, irrevocable letter of credit or a trust agreement which establishes a trust account for the benefit of the Company. The method of funding must be acceptable to the Company, shall be established with a financial institution suitable to the Company, shall comply with any applicable state or federal laws or regulations involving the Company’s ability to recognize these agreements as assets or offsets to liabilities in such jurisdictions and shall be at the sole expense of the Reinsurer. The Company and the Reinsurer may mutually agree on alternative methods of funding or the use of a combination of methods. This option is available to the Company at any time there remains any outstanding liabilities of the Reinsurer. Notwithstanding the foregoing, the Company shall not require funding in accordance with this subparagraph in the event the Reinsurer has otherwise fully funded its obligations under this Contract in a manner acceptable to the Company.

F. The Company, at its sole option, may classify the Reinsurer as a “Run-off Reinsurer,” where said Reinsurer experiences one or more of the Special Termination Events set forth in subparagraphs 1, 2, 5, 8, and 12 under paragraph A above.

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

Notwithstanding any other provision of this Contract, in the event that a Reinsurer becomes classified by the Company as a Run-off Reinsurer at any time, the Company may elect, by giving written notice to the Run-off Reinsurer at any time thereafter, that all or any of the following shall apply to the Run-off Reinsurer’s share hereunder:

1. The interest penalty specified in the Late Payments Article shall be increased by 0.5% for each 30 days that the payment is past due. If the interest rate provided under this paragraph exceeds the maximum interest rate allowed by applicable law, such interest rate shall be modified to the highest rate permitted by the applicable law.

2. In the event that either party demands arbitration of a dispute between the Company and the Run-off Reinsurer, unless the arbitration notice includes a demand for rescission of this Contract, notwithstanding the terms of the Arbitration Article or the expedited arbitration article and at the Company’s option, the dispute shall be resolved by a sole neutral arbitrator and the following procedures shall apply:

a. The sole arbitrator shall be chosen by mutual agreement of the parties within 15 business days after the demand for arbitration. If the parties have not chosen an arbitrator within the 15 business days after receipt of the arbitration notice, the arbitrator shall be chosen in accordance with the single umpire selection procedures established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS) for Small Claim Disputes in force on the date the arbitration is demanded. The nominated arbitrator must be available to read any written submissions and hear testimony within 60 days of being chosen.

b. Within 10 business days after the arbitrator has been appointed, the parties shall be notified of deadlines for the submission of briefs and documentary evidence, as determined by the arbitrator. There shall be no discovery or hearing unless the parties agree to engage in limited discovery and/or a hearing. Also, the arbitrator can determine, without the consent of the parties, that a limited hearing is necessary.

c. The arbitrator shall render a decision within 10 business days after the later of the date on which briefs are submitted or the end of the limited hearing. The decision of the arbitrator shall be in writing and shall be final and binding on both parties.

G. The Company’s waiver of any rights provided in this Article is not a waiver of that right or other rights at a later date.

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

article IV

definitions

The terms set forth below, wherever they appear in this Contract and regardless of whether they appear in a singular or plural form, shall have the meanings given herein. Any capitalized term not defined in this Article shall have the meaning consistent with its use: i) in any agreement referenced herein or ii) by the Company.

A. Act of Terrorism

“Act of Terrorism” as used herein shall follow the definition provided under the Terrorism Risk Insurance Act of 2002 (TRIA) and as amended by the Terrorism Risk Insurance Extension Act of 2005 (TRIEA) and the Terrorism Risk Insurance Program Reauthorization Acts of 2007, 2015, and 2019 (TRIPRA), together and including any extensions, reauthorizations, or replacement thereof, the “Terrorism Act.”

In the event the Terrorism Act is not extended or renewed, Act of Terrorism shall mean a violent act or an act that is dangerous to human life; property; or infrastructure that 1) has resulted in damage within the United States, or outside of the United States in the case of an air carrier or vessel, and 2) was committed by an individual or individuals as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States Government by coercion. The Company shall determine the application of the above definition.

[An “Act of Terrorism” may include an act involving the use and/or dispersal of nuclear, chemical, biological or radiological agents.]

B. Declaratory Judgment Expense

“Declaratory Judgment Expense” as used herein shall mean all expenses incurred by the Company in connection with a declaratory judgment action brought to determine the Company’s defense and/or indemnification obligations that are allocable to a specific claim subject to this Contract. Declaratory Judgment Expense shall be deemed to have been incurred on the date of the original loss (if any) giving rise to the declaratory judgment action.

C. Extra Contractual Obligations/Loss in Excess of Policy Limits

1. Extra Contractual Obligations

This Contract shall protect the Company for any “Extra Contractual Obligations” which as used herein shall mean any punitive, exemplary, compensatory or consequential damages, other than Loss in Excess of Policy Limits, paid or payable by the Company as a result of an action against it by its insured, its insured’s assignee or a third party claimant, by reason of alleged or actual negligence, fraud or bad faith

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

on the part of the Company in handling a claim under a Policy subject to this Contract.

An Extra Contractual Obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the Policy and included as part of original loss.

2. Loss in Excess of Policy Limits

This Contract shall protect the Company for any “Loss in Excess of Policy Limits” which as used herein shall mean an amount that the Company would have been contractually liable to pay had it not been for the limit of the original Policy as a result of an action against it by its insured, its insured’s assignee or a third party claimant. Such loss in excess of the limit shall have been incurred because of failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

3. This paragraph C shall not apply where an Extra Contractual Obligation and/or Loss in Excess of Policy Limits has been incurred due to an adjudicated finding of fraud committed by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with a member of the Board of Directors or a corporate officer or a partner of any other corporation or partnership.

D. Loss Adjustment Expense

“Loss Adjustment Expense” as used herein shall mean all costs and expenses allocable to a specific claim that are incurred by the Company in the investigation, appraisal, adjustment, settlement, litigation, arbitration, defense, disposition or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including 1) pre‑judgment interest, unless included as part of the award or judgment; 2) post‑judgment interest; 3) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including Declaratory Judgment Expense; and 4) a pro rata share of salaries and expenses of Company field employees, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract. Loss Adjustment Expense does not include unallocated loss adjustment expense. Unallocated loss adjustment expense includes, but is not limited to, salaries and expenses of employees, other than (4) above, and office and other overhead expenses.

E. Loss Occurrence

“Loss Occurrence” as used in this Contract shall mean any one disaster or casualty or accident or loss or series of disasters or casualties or accidents or losses arising out of or

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

caused by one event. The Company shall be the sole judge of what constitutes one event as outlined herein and in the original Policy.

As respects losses resulting from Occupational or Industrial Disease or Cumulative Trauma, each employee shall be considered a separate Loss Occurrence subject to the following:

Losses resulting from Occupational or Industrial Disease or Cumulative Trauma suffered by employees of an insured for which the employer is liable, as a result of a sudden and accidental event not exceeding 72 hours in duration, shall be considered one Loss Occurrence and may be combined with losses classified as other than Occupational or Industrial Disease or Cumulative Trauma which arise out of the same event and the combination of such losses shall be considered as one Loss Occurrence within the meaning hereof.

A loss with respect to each employee affected by an Occupational or Industrial Disease or Cumulative Trauma shall be deemed to have been sustained by the Company on the date of the beginning of the disability for which compensation is payable.

The terms “Occupational or Industrial Disease” and “Cumulative Trauma” as used in this Contract shall be as defined by applicable statutes or regulations.

F. Net Earned Premium

Net Earned Premium” as used herein is defined as the gross earned premium of the Company for the classes of business reinsured hereunder, less the earned portion of premiums ceded by the Company for reinsurance which inures to the benefit of this Contract, and less dividends paid or accrued. As respects large deductible Policies, Net Earned Premium shall be net of any applicable deductible credit.

G. Written Premium

“Written Premium” as used herein is defined as used in the company’s data system.

H. Policy

“Policy” or “Policies” as used herein shall mean the Company’s binders, policies and contracts providing insurance or reinsurance on the classes of business covered under this Contract.

I. Contract Year

“Contract Year” as used herein shall mean each 12-month period as follows:

1. Contract Year 1: 12:01 a.m., Standard Time, January 1, 2023 (as set forth in the Company’s policies) to 12:01 a.m., Standard Time, January 1, 2024.

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

2. Contract Year 2: 12:01 a.m., Standard Time, January 1, 2024 (as set forth in the Company’s policies) to 12:01 a.m., Standard Time, January 1, 2025.

3. Contract Year 3: 12:01 a.m., Standard Time, January 1, 2025 (as set forth in the Company’s policies) to 12:01 a.m., Standard Time, January 1, 2026.

J. Policy Year Manual Payroll (excluding clerical)

“Policy Year Manual Payroll (excluding clerical)” shall mean manual payroll as used for applying manual premium rates for policies incepting or renewed during the calendar year excluding manual payroll for Manual Class Codes 8810 and 953. The 2022 Policy year manual payroll (excluding clerical) is estimated to be $[***].

K. Ultimate Net Loss

“Ultimate Net Loss” shall mean the actual loss, including but not limited to ex gratia payments [(in accordance with the provisions of the NOTICE OF LOSS AND LOSS SETTLEMENTS ARTICLE)], any pre-judgment interest which is included as part of the award or judgment, “Second Injury Fund” assessments that can be allocated to specific claims, Loss Adjustment Expense, 90.0% of Loss in Excess of Policy Limits, and 90.0% of Extra Contractual Obligations, paid or to be paid by the Company on its net retained liability after making deductions for all recoveries, subrogations and all claims on inuring reinsurance, whether collectible or not; provided, however, that in the event of the insolvency of the Company, payment by the Reinsurer shall be made in accordance with the provisions of the Insolvency Article. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company’s Ultimate Net Loss has been ascertained. As respects large deductible Policies, Ultimate Net Loss shall be net of any applicable deductible.

Notwithstanding the definition of “Ultimate Net Loss” herein, the provisions of paragraph C of the COVERAGE ARTICLE as respects the Minnesota Workers’ Compensation Reinsurance Association shall apply.

article V

TERRITORY

The territorial limits of this Contract shall be identical with those of the Company’s Policies.

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

article VI

exclusions

A. This Contract does not apply to and specifically excludes the following:

1. Reinsurance assumed by the Company under obligatory reinsurance agreements, except:

a. Agency reinsurance where the policies involved are to be re-underwritten in accordance with the underwriting standards of the Company and reissued as Company policies at the next anniversary or expiration date; and

b. Intercompany reinsurance between any of the reinsured companies under this Contract.

2. Nuclear risks as defined in the “Nuclear Incident Exclusion Clause - Liability -Reinsurance - U.S.A.” (NMA 1590 21/9/67) attached hereto.

3. Liability as a member, subscriber or reinsurer of any Pool, Syndicate or Association, including Assigned Risk Plans or similar plans; however, this exclusion shall not apply to liability under a Policy specifically designated to the Company from an Assigned Risk Plan or similar plan.

4. All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

5. Any Act of Terrorism directly or indirectly involving the use of nuclear, chemical, biological or radiological devices.

6. Workers’ Compensation where the principal exposure, as defined by the governing class code, is:

a. Operation of aircraft, but only if the annual estimated policy premium is $250,000 or more;

b. Operation of Railroads, subways or street railways;

c. Manufacturing, assembly, packing or processing of fireworks, fuses, nitroglycerine, magnesium, pyroxylin, ammunition or explosives. This

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

exclusion does not apply to the assembly, packing or processing of explosives when the estimated annual premium is under $250,000 and does not apply to the commercial use of explosives;

d. Underground mining.

7. All excess of loss reinsurance assumed by the Company.

8. Business written by the Company on a co-indemnity basis where the Company is not the controlling carrier.

9. As regards interests which at the time of loss or damage are on shore, no liability shall attach hereto in respect to any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority. This exclusion shall not, however, apply to interests which at time of loss or damage are within the territorial limits of the United States of America (comprising the 50 States of the Union, the District of Columbia and including bridges between the United States of America and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under policies containing a standard war or hostilities or warlike operations exclusion clause.

B. Notwithstanding the foregoing, any reinsurance falling within the scope of one or more of the exclusions set forth above that is specially accepted by the Reinsurer from the Company shall be covered under this Contract and be subject to the terms hereof.

C. Except for subparagraphs 1 through 5 and subparagraph 9 of paragraph A, should a court of competent jurisdiction invalidate any exclusion in or expand coverage of the original Policy of the Company that is also the subject of one or more exclusions set forth in paragraph A above, then any amount of loss for which the Company would not be liable, except for such invalidation or expansion of coverage, shall not be subject to any of the exclusions, conditions and limitations hereinafter set forth under this Contract.

article VII

terrorism Act RECOVERIES

A. Any financial assistance the Company receives under the Terrorism Act, shall apply as follows:

1. Except as provided in subparagraph 2 below, any such financial assistance shall inure solely to the benefit of the Company and shall be entirely disregarded in applying all of the provisions of this Contract.

2. If losses occurring hereunder result in recoveries made by the Company both under this Contract and under the Terrorism Act, and such recoveries, together with any

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

other reinsurance recoverables made by the Company applicable to said losses, exceed the total amount of the Company’s insured losses, any amount in excess thereof shall reduce the Ultimate Net Loss subject to this Contract for the losses to which the Terrorism Act assistance applies. These recoveries shall be returned in proportion to each Reinsurer’s paid share of the loss.

B. Nothing herein shall be construed to mean that the losses under this Contract are not recoverable until the Company has received financial assistance under the Terrorism Act.

article VIII

COVERAGE

A. Part A

The Reinsurer shall be liable for the amount of Ultimate Net Loss in excess of the Company’s retention, being $2,000,000 each Loss Occurrence, subject to a limit of liability to the Reinsurer of $8,000,000 each Loss Occurrence. No paid recovery shall be made under this Part A unless and until the Company shall have first satisfied an annual aggregate deductible in respect of all cumulative paid losses otherwise recoverable under this Part A equal to the greater of [***]% of Net Earned Premium or $[***] for the applicable Contract Year. The Reinsurer’s liability in respect of all losses occurring during any one Contract Year of this Contract shall not exceed the lesser of:

1. [***]% of Net Earned Premium for the applicable Contract Year, or

2. $[***] with respect to Contract Year 1,

$[***] with respect to Contract Year 2, and

$[***] with respect to Contract Year 3.

The Reinsurer’s liability in respect of all losses occurring during the term of this Contract shall not exceed the lesser of:

1. [***]% of Net Earned Premium for all Contract Years over the term of this Contract, or

2. $[***].

Part B

The Reinsurer shall be liable for the amount of Ultimate Net Loss in excess of the Company’s retention, being $2,000,000 each Loss Occurrence, subject to a limit of liability to the Reinsurer of $8,000,000 each Loss Occurrence. No paid recovery shall be made under this Part B unless and until the Company shall have first satisfied an annual aggregate deductible in respect of all cumulative paid losses otherwise recoverable under

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

this Part B equal to the sum of i) the annual aggregate deductible under Part A as calculated above plus ii) [***]% of Net Earned Premium for the applicable Contract Year. The Reinsurer’s liability in respect of all losses occurring during any one Contract Year of this Contract shall not exceed the lesser of:

1. [***]% of Net Earned Premium for the applicable Contract Year, or

2. $[***] with respect to Contract Year 1,

$[***] with respect to Contract Year 2, and

$[***] with respect to Contract Year 3.

The Reinsurer’s liability in respect of all losses occurring during the term of this Contract shall not exceed the lesser of:

1. [***]% of Net Earned Premium for all Contract Years over the term of this Contract, or

2. $[***].

For avoidance of doubt, this Contract shall be subject to a Loss Occurrence limit equal to $8,000,000 and shall be inclusive of all indemnity, Extra Contractual Obligations, Loss in Excess of Policy Limits amounts and Loss Adjustment Expense recoverable under this Contract with respect to each Loss Occurrence.

B. The Company shall be permitted to purchase (or maintain) other reinsurance which inures to the benefit of this Contract.

C. The Company shall be permitted to carry excess of loss reinsurance applying to Workers’ Compensation risks in the State of Minnesota, actual recoveries under which shall inure to the benefit of this Contract. Such coverage shall be provided through the Minnesota Workers’ Compensation Reinsurance Association. Notwithstanding the treatment of inuring coverage in the definition of Ultimate Net Loss, the liability of the Reinsurer for Minnesota Workers’ Compensation risks is not released.

ARTICLE IX

MATERIAL CHANGE

The Company shall not introduce material changes in its generally established practices, including but not limited to claims, acceptance and underwriting policies, its inuring reinsurance protection and loss reserving process (including the allocation of loss adjustment expenses between allocated and unallocated) in any manner which materially affects this Contract, unless the Company has received the prior written approval from the Reinsurer.

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

A. Prior to the start of each of Contract Year 2 and Contract Year 3, a determination shall be made as respects whether a Material Change to the underlying Business Covered by this Contract has occurred.

B. The Company shall provide to Reinsurer, no later than October 15 of each of 2023 and 2024, a schedule of Written Premium in total and for the Governing Class Groups enumerated in subparagraph 5 below. Written Premium for purposes of this Article shall be:

1. With respect to the determination for Contract Year 2: actual Written Premium from the effective date of this Contract, being January 1, 2023 through September 30, 2023 plus projected Written Premium from October 1, 2023 through December 31, 2023, and

2. With respect to the determination for Contract Year 3: actual Written Premium from the effective date of this Contract, being January 1, 2023 through September 30, 2024 plus projected Written Premium from October 1, 2024 through December 31, 2024.

3. To the extent that the ratio of Written Premium for each of the Governing Class Groups enumerated in subparagraph 5 below to Written Premium in total, both figures as calculated above, is within the applicable ranges listed in subparagraph 5, no Material Change in Business Covered shall have been deemed to occur and the operation of this Contract shall continue without change or modification.

4. To the extent that the ratio of Written Premium for any of the Governing Class Groups enumerated in subparagraph 5 below to Written Premium in total, both figures as calculated above, is outside the applicable ranges listed in subparagraph 5, or to the extent that the Logging component of the Lumber Governing Class Group exceeds five (5) percentage points of Written Premium in total, a Material Change in Business Covered shall have been deemed to occur.

5. The Governing Class Groups and their applicable ranges shall be as follows:

Construction – No less than 20.0% nor more than 50.0%

Trucking – No less than 12.5% nor more than 35.0%

Lumber – No less than 2.5% nor more than 17.5%

Roofing – No less than 2.5% nor more than 17.5%

Manufacturing – No less than 1.0% nor more than 15.0%.

All such ratios being calculated as total Written Premium for the enumerated Governing Class Groups as calculated under paragraph B above for the period specified therein divided by total Written Premium for all Governing Class Groups as calculated under paragraph B above for the period specified therein.

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

C. The Company shall provide to Reinsurer, no later than October 15 of each of 2023 and 2024, a calculation of Policy Year Manual Payroll (excluding clerical) for the current Contract Year. Policy Year Manual Payroll (excluding clerical) for purposes of this Article shall be:

1. With respect to the determination for Contract Year 2: actual policy year manual payroll from the effective date of this Contract, being January 1, 2023 through September 30, 2023 plus projected policy year manual payroll from October 1, 2023 through December 31, 2023, in each case excluding policy year manual payroll in Manual Class Codes 8810 and 953, and

2. With respect to the determination for Contract Year 3: actual policy year manual payroll from the first day of Contract Year 2, being January 1, 2024 through September 30, 2024 plus projected policy year manual payroll from October 1, 2024 through December 31, 2024, in each case excluding policy year manual payroll in Class Codes 8810 and 953.

3. To the extent that Policy Year Manual Payroll (excluding clerical) as determined above for Contract Year 2 is less than or equal to $[***], no Material Change in Business Covered shall have been deemed to occur and the operation of this Contract shall continue without change or modification.

4. To the extent that Policy Year Manual Payroll (excluding clerical) as determined above for Contract Year 2 is more than $[***], a Material Change in Business Covered shall have been deemed to occur.

5. To the extent that Policy Year Manual Payroll (excluding clerical) as determined above for Contract Year 3 is less than or equal to $[***], no Material Change in Business Covered shall have been deemed to occur and the operation of this Contract shall continue without change or modification.

6. To the extent that Policy Year Manual Payroll (excluding clerical) as determined above for Contract Year 3 is more than $[***], a Material Change in Business Covered shall have been deemed to occur.

D. A Material Change shall have been deemed to occur if the Company acquires, during the term of this Contract, any insurance or reinsurance company having annual subject premium of $20,000,000 or more.

E. If a Material Change has been deemed to occur under paragraphs B, C, or D above for any Contract Year, the Company and the Reinsurer shall mutually agree to such modifications of this Contract as shall be deemed necessary to reflect the Material Change, including but not limited to, changes in Exclusions, Reinsurance Premium, the Company’s annual aggregate deductible, the Reinsurer’s fixed expenses or any other Contract features or the adoption of new limitations or changes in coverage.

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

F. If a Material Change has been deemed to occur under paragraphs B or C above for either Contract Year 2 or Contract Year 3, and the Company and the Reinsurer are not able to mutually agree to the necessary modifications described in paragraph E above, then the Reinsurer may cancel the Contract at the end of Contract Year 1 or Contract Year 2 as applicable, by the provision of 45 calendar days’ prior written notice by certified mail. If such notice of cancellation is not received, the operation of this Contract shall continue without change.

G. In the event of termination in accordance with paragraph F above, paragraph C of the SPECIAL TERMINATION AND OTHER REMEDIES ARTICLE shall apply with respect to the calculation of the contract terms listed therein.

H. If a Material Change has been deemed to occur under paragraph D above for any Contract Year and the Company and the Reinsurer are not able to mutually agree to the necessary modifications described in paragraph E above, then this Contract shall not apply to the acquired company and any business written by such acquired company shall be excluded.

article X

Special Acceptance

From time to time the Company may request a special acceptance applicable to this Contract. For purposes of this Contract, in the event Reinsurers whose combined shares in the interests and liabilities of the Reinsurer is 50.0% or greater agree to a special acceptance, such agreement shall be binding on all Reinsurers. If such agreement is not achieved, such special acceptance shall be made to this Contract only with respect to the interests and liabilities of each Reinsurer who agrees to the special acceptance. Should denial for special acceptance not be received within 10 working days of said request, the special acceptance shall be deemed automatically agreed. In the event a reinsurer becomes a party to this Contract subsequent to one or more special acceptances hereunder, the new reinsurer shall automatically accept such special acceptance(s) as being covered hereunder.

article xi

REINSURANCE PREMIUM

A. As premium for the reinsurance provided hereunder, the Company shall pay the Reinsurer [***]% of its Net Earned Premium for each Contract Year during the term of this Contract, subject to a minimum annual premium of $[***][, exclusive of [***] stipulated in paragraph B of this Article].

[B]. The Company shall pay the Reinsurer a deposit premium of $[***] for Contract Year 1; $[***] for Contract Year 2; and $[***] for Contract Year 3. The deposit premium for each Contract Year will be paid in four equal installments on each January 1, April 1, July 1, and October 1 of the respective Contract Year.

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

[B. If [***] over the term of this Contract, the Company [***] the Reinsurer [***] over the term of this Contract. [***] shall be [***] at the inception of this Contract.

Should [***] become due under this paragraph B, the Company [***]the Reinsurer [***], which shall be [***]at the inception of this Contract.]

C. The Reinsurer shall allow the Company a [***]% commission on all premiums ceded to the Reinsurer hereunder. The Company shall allow the Reinsurer return commission on return premiums at the same rate.

D. Within 90 days after the expiration of each Contract Year, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder, computed in accordance with [paragraph A above][this Article], and any additional premium due the Reinsurer or return premium due the Company shall be remitted within 15 days of receipt of such report.

article XIi

FUNDS WITHHELD ACCOUNT

A. At the Reinsurer’s option, the Company shall retain any and all reinsurance premiums due hereunder on a Funds Withheld basis, provided however that payment of the Reinsurer’s fixed expenses at a rate of [***]% of the reinsurance premium (calculated prior to the deduction of the ceding commission equal to [***]% of the Net Earned Premium) shall be paid in cash to the Reinsurer at such time as the respective reinsurance premiums are due and shall not be affected by the terms of this FUNDS WITHHELD ACCOUNT ARTICLE[.][and it is understood and agreed that no margin for the Reinsurer’s fixed expenses shall apply to any reinsurance premium due the Reinsurer under paragraph B of the REINSURANCE PREMIUM ARTICLE].

B. In consideration of the Reinsurer choosing this Funds Withheld option, the Company agrees (i) to calculate a Notional Funds Withheld Account Balance (as defined below) from the inception of this Contract until there is a complete and final release of all of the Reinsurer’s obligations to the Company under this Contract and (ii) that the Notional Funds Withheld Account Balance (as defined below) may be offset by the Reinsurer against liability of any nature whatsoever (whether then contingent, due and payable, or in the future becoming due) that it may then have, or in the future may have, under this Contract and (iii) such offset shall occur as a condition precedent to any payments by the Reinsurer hereunder.

C. As of the close of each calendar quarter, and at any other time as required, the Company shall calculate the balance of the Notional Funds Withheld Account (the “Notional Funds Withheld Account Balance”) as follows:

1. 100% of the balance of the Notional Funds Withheld Account from the immediately preceding calendar quarter (at the inception date of this Contract, the starting balance is zero); less

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

2. 100% of the Company’s Ultimate Net Loss paid or deemed paid by the Reinsurer since the preceding calendar quarter; plus

3. The reinsurance premium deemed received by the Reinsurer since the preceding calendar quarter; less

4. The ceding commission deemed paid by the Reinsurer since the preceding calendar quarter; less

5. The Reinsurer’s fixed expenses at a rate of [***]% of (3)[, where (3) excludes [***] under paragraph B of the REINSURANCE PREMIUM ARTICLE]; plus

6. The interest credit since the preceding calendar quarter. Such interest credit shall be equal to the result of the “interest crediting rate” applied to the quarter end sum of [1 minus 2 plus 3 minus 4 minus 5].

The interest crediting rate shall be equal to one-fourth (.25) of the greater of:

a. The five (5) year U.S. Treasury note rate as published in the Wall Street Journal on the first business day of each [January, April, July, and October of each] Contract Year [minus [***] basis points], or

b. 4.50%.

D. If the Contract has not been commuted by December 31, 2028, a Reinsurer may terminate the Funds Withheld election under this FUNDS WITHHELD ACCOUNT ARTICLE at their option on July 1, 2029, or on each January 1st or July 1st subsequent to that date (the “Reversion Date”) by giving 90 days’ written notice to the Company.

Following receipt of written notice to terminate the Funds Withheld election, the Company will calculate the Notional Funds Withheld Account Balance as of the Reversion Date and remit such balance to the reinsurer within 15 days. Subsequent to such termination, the Notional Experience Account Balance will be calculated on a funds transferred basis.

E. A Reinsurer may terminate the Funds Withheld election under this FUNDS WITHHELD ACCOUNT ARTICLE by giving 15 days’ written notice to the Company upon the happening of any one of the following circumstances:

1. A State Insurance Department or other legal authority orders the Company to cease writing business, or

2. The Company has become merged with, acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer’s operations previously, or

3. The Company receives an A. M. Best rating of lower than B + +, or

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

4. American Interstate Insurance Company’s total adjusted capital is less than 225% of its authorized control level risk based capital.

Following receipt of written notice to terminate the Funds Withheld election, the Company will calculate the Notional Funds Withheld Account Balance as of that date and remit such balance to the reinsurer within 15 days. Subsequent to such termination, the Notional Experience Account Balance will be calculated on a funds transferred basis.

F. For all avoidance of doubt, it is intended that if a Reinsurer chooses the Funds Withheld option as described above then the Notional Funds Withheld Account Balance as calculated above at any date shall equal the Reinsurer’s share of the Notional Experience Account, as calculated in the NOTIONAL EXPERIENCE ACCOUNT ARTICLE as of that same date.

article XIIi

NOTICE OF LOSS and Loss SETTLEMENTS

A. All loss settlements made by the Company that are within the terms and conditions of this Contract (including but not limited to ex gratia payments[, as set forth in paragraph B below]) shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of satisfactory evidence of the amount paid by the Company. Upon receipt of the Summary Report as described below in the REPORTS AND REMITTANCES ARTICLE, the Reinsurer agrees to promptly pay or allow, as the case may be, its share of each such settlement in accordance with this Contract.

B. [An ex gratia payment shall not be covered hereunder by a Reinsurer unless the Company has provided written notification to the Reinsurer, as soon as reasonably practical, of any potential claim involving an ex gratia payment and the Reinsurer has concurred in writing with the Company’s actions or provided their written approval of the ex-gratia payment.]

ARTICLE Xiv

LIABILITY OF REINSURERS

All reinsurances for which the Reinsurer shall be liable by virtue of this Contract shall be subject in all respects to the same rates, terms, conditions, interpretations and waivers and to the same modifications, alterations, and cancellations, as the respective policies to which such reinsurances relate, the true intent of the parties to this Contract being that the Reinsurer shall follow the fortunes of the Company. [However, in no event shall this be construed to provide coverage contrary to the terms and conditions of this Contract.]

ARTICLE XV

Late Payments

(The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to the Contract.)

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

A. In the event any premium, loss or other payment due either party is not received by the Intermediary hereunder by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1. The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2. 1/365ths of a rate equal to U.S. Prime Rate as published in The Wall Street Journal on the first business day following the date a remittance becomes due plus 300 basis points; times

3. The amount past due, including accrued interest.

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

B. The establishment of the due date shall, for purposes of this Article, be determined as follows:

1. As respects the payment of deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Contract.

2. As respects any claim or loss payment due the Company, the due date shall be as provided for in the applicable section of this Contract.

3. As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs 1 and 2 of this paragraph, the due date shall be as provided for in the applicable section of this Contract.

C. For purposes of interest calculation only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary. The validity of any claim or payment may be contested under the provisions of this Contract. If the debtor party prevails in an arbitration, or any other proceeding, there shall be no interest penalty due. Otherwise, any interest will be calculated and due as outlined above.

D. Interest penalties arising out of the application of this Article that are $100 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period.

E. If the interest rate provided under this Article exceeds the maximum interest rate allowed by applicable law, such interest rate shall be modified to the highest rate permitted by the applicable law.

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

ARTICLE XVi

REPORTS AND REMITTANCES

A. Quarterly Reports and Remittances:

1. While this Contract is in force, within 60 calendar days from the end of each calendar quarter, the Company shall supply to the Reinsurer a Quarterly Statement, as filed with the Nebraska Department of Insurance and a Summary Report listing:

a. The Company’s quarterly Net Earned Premium.

b. The aggregate amount of Ultimate Net Loss, including paid, case outstanding, and IBNR components of this total.

c. The portion of paid, case outstanding, and IBNR Ultimate Net Loss ceded under this Contract from inception of this Contract and for the quarter.

d. Claims reserved by the Company at 50.0% of its retention hereunder.

e. A report showing the Notional Funds Withheld Account Balance as calculated in the FUNDS WITHHELD ACCOUNT ARTICLE (if applicable).

All for business covered during the term of this Contract as reflected in the Quarterly Statement.

2. While this contract is in force, within 60 calendar days from the end of each calendar quarter, the Reinsurers shall supply to the Company a report showing the Notional Experience Account Balance as calculated in the NOTIONAL EXPERIENCE ACCOUNT ARTICLE.

3. Quarterly within five (5) business days from the beginning of each calendar quarter, the Company shall pay to the Reinsurer the reinsurance premium as stipulated in the REINSURANCE PREMIUM ARTICLE.

4. Payment to the Company of quarterly ceded paid loss amounts due from the Reinsurer, or payment to the Reinsurer of quarterly ceded paid loss adjustments due from the Company, shall be in arrears and shall be made within 45 calendar days from actual receipt by the Reinsurer of the Summary Report in subparagraph A(1), above.

B. The Company shall furnish to the Reinsurer, upon its written request, any and all actuarial, accounting or statistical data as may be required by the Reinsurer for regulatory filing purposes, reserve setting or any other reasonable purpose.

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

ARTICLE XVIi

COMMUTATION

A. The Reinsurer may cancel and commute this Contract at any time with 90 calendar days’ advance written notice by certified mail, but only in the event(s) of:

1. Payment by the Reinsurer of the overall aggregate limit; or

2. Failure by the Company to pay any amounts when due under this Contract, if such default is not cured within 30 calendar days following receipt by certified mail by the Company of notice of such default from the Reinsurer.

B. At any time after expiration or termination of this Contract the Company may commute this Contract with 90 calendar days’ advance written notice by certified mail, but only if the Notional Experience Account Balance is greater than zero.

C. As provided within the SPECIAL TERMINATION AND OTHER REMEDIES ARTICLE, upon the Company’s termination of a Reinsurer’s share in the Contract upon the happening of any one of the enumerated circumstances, the Company has the option, but not the obligation, to commute this Contract with written notice.

D. Upon Commutation by the Reinsurer in accordance with paragraph A, above, or Commutation by the Company in accordance with paragraph B, above, the following shall occur:

1. The Notional Experience Account Balance shall be calculated, as stipulated in the NOTIONAL EXPERIENCE ACCOUNT ARTICLE, as of the date of commutation.

2. The “Commutation Settlement Amount” will be equal to the amount under subparagraph D(1), above, and the Reinsurer shall remit to the Company this Commutation Settlement Amount within five (5) U.S. business days following such calculation.

3. Upon receipt of the Commutation Settlement Amount, the Company shall provide the Reinsurer with a complete and final release of any further liability under this Contract, or so deemed; concurrently, the Company shall release any Letters of Credit provided by the Reinsurer under the RESERVES AND FUNDING ARTICLE. In the event that any or all Letters of Credit have not been released within five (5) business days of the receipt of the Commutation Settlement Amount, it is agreed that the Reinsurer can bill the Company at any time and the Company has to pay to the Reinsurer an annualized fee of 200 bps on the amount of any Letters of Credit not released five (5) business days after the receipt of the Commutation Settlement Amount.

E. Upon Commutation by the Company in accordance with paragraph C above and the SPECIAL TERMINATION AND OTHER REMEDIES ARTICLE, the Commutation

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

Settlement Amount shall be the greater of the amount calculated in paragraph D or the net present value of outstanding ceded reserves including incurred but not reported losses.

If the Reinsurer disputes the Commutation Settlement Amount established by the Company under this paragraph E, then such dispute shall be settled by a panel of three actuaries, one to be chosen by each party and the third by the two so chosen. If either party refuses or neglects to appoint an actuary within 30 days, the other party may appoint two actuaries. If the two actuaries fail to agree on the selection of a third actuary within 30 days of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots. All the actuaries shall be Fellows of the Casualty Actuarial Society or members of the American Academy of Actuaries. All of the actuaries shall be independent of either party to this Contract. Each party shall bear the cost of their appointed actuary (or actuary appointed for them if they fail to make a timely appointment) and shall share the cost evenly of the third actuary.

The settlement agreed upon by a majority of the panel of actuaries shall be final and binding on both parties and set forth in a sworn written document expressing their professional opinion that said value is fair for the complete mutual release of all liabilities in respect of such reserves.

ARTICLE XVIIi

NOTIONAL EXPERIENCE ACCOUNT

As of the close of each calendar quarter, and at any other time as stipulated in the COMMUTATION ARTICLE, the Reinsurer shall calculate the value of the Notional Experience Account (the “Notional Experience Account Balance”) as follows:

1. 100% of the balance of the Notional Experience Account from the immediately preceding calendar quarter (at the inception date of this Contract, the starting balance is zero); less

2. 100% of the Company’s Ultimate Net Loss paid by the Reinsurer since the preceding calendar quarter; plus

3. The reinsurance premium received by the Reinsurer since the preceding calendar quarter; less

4. The ceding commission paid by the Reinsurer since the preceding calendar quarter; less

5. The Reinsurer’s fixed expenses at a rate of [***]% of (3)[ where (3) excludes [***] under paragraph B of the REINSURANCE PREMIUM ARTICLE]; plus

6. The interest credit since the preceding calendar quarter. Such interest credit shall be equal to the result of the “interest crediting rate” applied to the quarter end sum of [1 minus 2 plus 3 minus 4 minus 5].

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

The interest crediting rate shall be equal to one fourth (0.25) of:

a. The five (5) year U.S. Treasury note rate as published in the Wall Street Journal on the first business day of each [January, April, July, and October of each] Contract Year [minus [***] basis points] if the Reinsurer elects to receive premium on a funds transferred basis, or

b. The greater of the five (5) year U.S. Treasury note rate as published in the Wall Street Journal on the first business day of each [January, April, July, and October of each] Contract Year [minus [***] basis points], or 4.50% if the Reinsurer elects the provisions of the FUNDS WITHHELD ACCOUNT ARTICLE.

article Xix

Annuities at the Company’s Option

A. Whenever the Company is required, or elects, to purchase an annuity or to negotiate a structured settlement, either in satisfaction of a judgment or in an out-of-court settlement or otherwise, the cost of the annuity or the structured settlement, as the case may be, shall be deemed part of the Company’s Ultimate Net Loss.

B. The terms “annuity” or “structured settlement” shall be understood to mean any insurance policy, lump sum payment, agreement or device of whatever nature resulting in the payment of a lump sum by the Company in settlement of any or all future liabilities which may attach to it as a result of an occurrence.

C. In the event the Company purchases an annuity which inures in whole or in part to the benefit of the Reinsurer, it is understood that the liability of the Reinsurer is not released thereby. In the event the Company is required to provide benefits not provided by the annuity for whatever reason, the Reinsurer shall pay its share of any loss.

ARTICLE XX

SUNSET

A. Seven (7) years after the expiration of this Contract (i.e., January 1, 2033), the Company shall advise the Reinsurer of any Loss Occurrences attaching to this Contract which have not been finally settled and which may result in a claim by the Company under this Contract. No liability shall attach hereunder for any claim or claims not reported to the Reinsurer within this seven (7) year period. If a loss arising out of a Loss Occurrence is reported during this period, all losses arising out of the same Loss Occurrence shall be deemed reported under this paragraph A regardless of when notification of loss is provided.

B. If the Notional Experience Account Balance is positive and the Company does not commute this Contract on or before December 31, 2032, the Company shall pay to the

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

Reinsurer in cash each January 1, beginning January 1, 2033, an annual charge equal to the greater of i) $100,000 or ii) 1.0% of the ceded loss at the preceding December 31st.

ARTICLE XXi

Agency Agreement

If more than one reinsured company is named as a party to this Contract, the first named company will be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract and for purposes of remitting or receiving any monies due any party.

article xxii

subrogation

The Reinsurer shall be credited with subrogation or salvage recoveries (i.e., reimbursement obtained or recovery made by the Company, less Loss Adjustment Expense incurred in obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Subrogation or salvage recoveries thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company, at its sole option and discretion, may enforce its rights to subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and may prosecute all claims arising out of such rights.

article XXIii

Errors and Omissions

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such omission or error is rectified upon discovery.

article XXiv

OFFSET

The Company and the Reinsurer may offset any balance or amount due from one party to the other under this Contract or any other contract heretofore or hereafter entered into between the Company and the Reinsurer, whether acting as assuming reinsurer or ceding company. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise; however, in the event of the insolvency of any party hereto, offset shall be in accordance with applicable law.

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

article XXv

Currency

A. Whenever the word “dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States dollars and all transactions under this Contract shall be in United States dollars.

B. Amounts paid or received by the Company in any other currency shall be converted to United States dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

article XXVi

TAXES

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America, the District of Columbia or Canada.

article XXVii

FEDERAL EXCISE TAX

(Applicable to those Reinsurers who are domiciled outside the United States of America, excepting Reinsurers exempt from Federal Excise Tax.)

A. The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B. In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

article xxVIII

TRADE AND ECONOMIC SANCTIONS

Notwithstanding any other provision in the Contract to the contrary, if at any time should any receipt or payment of funds or any other contemplated transaction under the Contract constitute an actual or potential violation of any economic sanction, regulation or order which is applicable to either the Company or the Reinsurer, the party who becomes aware of the actual or potential violation shall as soon as commercially reasonable notify the other party of the actual or potential violation and the reasons therefore. Solely with respect to such receipt, payment or

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

other transaction, the obligation of the parties under the Contract shall be suspended until such time as the Company or the Reinsurer are authorized by applicable law, regulation, or license to perform under the Contract. The obligations of the parties under the Contract shall remain in effect with respect to the receipt or payment of funds or any other contemplated transaction which would not constitute a violation of any economic sanction, regulation or order.

article xxix

RESERVES AND FUNDING

(In the event any of the provisions of this Article conflict with or otherwise fail to satisfy the requirements of the appropriate credit for reinsurance statute or regulation, this Article will be deemed amended to conform to the appropriate statute or regulation; the intent of this Article being that the Company will be permitted to realize full credit for the reinsurance ceded to the Reinsurer under this Contract.)

A. A Reinsurer will provide funding under the terms of this Article only if:

1. The Company will be denied statutory credit for reinsurance ceded to that Reinsurer pursuant to the credit for reinsurance law or regulations in any applicable jurisdiction; or

2. The Company is allowed statutory credit for reinsurance ceded to that Reinsurer on the basis of that Reinsurer having satisfied the conditions pertaining to Reciprocal Jurisdictions as set forth in the credit for reinsurance law or regulations in any applicable jurisdiction, and:

a. That Reinsurer resists enforcement of a final judgment that is enforceable under the law of the jurisdiction in which it was obtained or a properly enforceable arbitration award, whether obtained by the ceding insurer or by its legal successor on behalf of its resolution estate; or

b. That Reinsurer enters into a solvent scheme of arrangement subsequent to the effective date of this Contract.

In the event of either a. or b. of this subparagraph 2, the Reinsurer shall fund 100% of its portion of the Reinsurer’s obligations as defined below.

B. As regards Policies or bonds issued by the Company coming within the scope of this Contract, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for losses covered hereunder which it shall be required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such reserves which is applicable to the Reinsurer. The Reinsurer hereby agrees to fund such reserves in the amount necessary for the Company to obtain full credit for reinsurance pursuant to the credit for reinsurance law or regulations of the regulatory authority having jurisdiction over the Company’s reserves and in respect of known outstanding losses that have been reported to the Reinsurer and allocated Loss Adjustment Expense relating

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

thereto, losses and allocated Loss Adjustment Expense paid by the Company but not recovered from the Reinsurer, plus reserves for losses incurred but not reported as per the Company’s statutory accounts, unearned premium and any positive Notional Experience Account Balance accrued by the Company, as shown in the statement prepared by the Company (hereinafter referred to as “Reinsurer’s obligations”) by funds withheld, cash advances, qualified trust, or a Letter of Credit. The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves. All costs associated with the method of funding shall be borne solely by the Reinsurer. However, where the Reinsurer elects and continues to fund under the FUNDS WITHHELD ACCOUNT ARTICLE, the Company shall bear the cost associated with any funding that is required in excess of the funds withheld account.

C. When funding by a Letter of Credit, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional Letter of Credit issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves in an amount equal to the Reinsurer’s proportion of said reserves. Such Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (60 days where required by insurance regulatory authorities) prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

D. The Reinsurer and Company agree that the Letters of Credit provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes, unless otherwise provided for in a separate Trust Agreement:

1. To reimburse the Company for the Reinsurer’s obligations, the payment of which is due under the terms of this Contract and which has not been otherwise paid;

2. To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer’s obligations under this Contract;

3. To fund an account with the Company for the Reinsurer’s obligations. Such cash deposit shall be held in an interest-bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer;

4. To pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

In the event the amount drawn by the Company on any Letter of Credit is in excess of the actual amount required for subparagraph 1 or 3 or, in the case of subparagraph 4, the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

E. The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

F. At quarterly intervals and immediately following each reinsurance premium payment, the Company shall prepare a specific statement of the Reinsurer’s obligations, for the sole purpose of amending the Letter of Credit as set forth in subparagraphs 1 and 2 below. For avoidance of doubt, the Reinsurer’s obligations under this paragraph F shall include any positive Notional Experience Account Balance as calculated under the NOTIONAL EXPERIENCE ACCOUNT ARTICLE:

1. If the statement shows that the Reinsurer’s obligations exceed the balance of credit as of the statement date, the Reinsurer shall, within 30 days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference.

2. If, however, the statement shows that the Reinsurer’s obligations are less than the balance of credit as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

G. With regard to funding in whole or in part by any Trust Account, it is agreed that the Reinsurer shall enter into a trust agreement and establish a Trust Account hereunder for the sole benefit of the Company with a trustee (“Trustee”). The Trustee and the trust agreement shall comply with all applicable requirements of regulatory authorities having jurisdiction over the Company.

H. The Reinsurer agrees that the assets deposited into the Trust Account shall consist only of currency of the United States of America, certificates of deposit issued by a United States bank and payable in United States legal tender, and investments of the types specified in paragraphs (1), (2), (3), (8) and (10) of Section 1404(a) of the New York Insurance Law, provided such investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Grantor or the Beneficiary (“Authorized Investments”).

I. The Reinsurer, prior to depositing assets with the Trustee, shall execute all assignments and endorsements in blank, and shall transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the Trustee upon

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

direction of the Company, may whenever necessary negotiate any such assets without consent or signature from the Reinsurer or any other entity.

J. The Reinsurer shall deposit in the Trust Account Authorized Investments at least equal in value to 100% of the Reinsurer’s obligations (less the value of the balance of credit available under any Letter(s) of Credit).

K. At quarterly intervals and immediately following each reinsurance premium payment, the Company shall determine if the Trust Account is adequately funded with respect to the Company’s liabilities reinsured under the Contract. If the Company determines that the fair market value of the Authorized Investments held in the Trust Account is less than 100% of the Reinsurer’s obligations, the Company shall send the Reinsurer a notice specifying the amount of the inadequacy and the Reinsurer shall deposit such amount in the Trust Account within 30 days of receipt of such notice.

L. All settlements of account under the Trust Agreement between the Company and Reinsurer shall be made in cash or its equivalent.

M. The Reinsurer and the Company agree that the assets in the Trust Account may be withdrawn by the Company at any time, notwithstanding any other provisions in the Contract, provided such assets are applied and utilized by the Company or any successor of the Company by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, without diminution because of the insolvency of the Company or the Reinsurer, only for the following purposes:

1. To reimburse the Company for the Reinsurer’s share of the Obligations paid by the Company under the terms and provisions of the reinsured policies;

2. To fund an account specifically established by the Company in an amount at least equal to the deduction, for reinsurance ceded, from the Company’s liabilities ceded under this Contract. Such amount shall include, but not be limited to, amounts for policy reserves, and reserves for claims and losses incurred (including losses incurred but not reported); and

3. To pay any other amounts, consistent with the terms of this Contract, which the Company has calculated to be due to it.

N. If and to the extent that the laws and regulations governing the Company’s right to obtain statutory financial statement credit for the reinsurance provided pursuant to this Contract are amended such that the Reinsurer is no longer required to secure 100% of its share of the Reinsurer’s obligations, the Company acknowledges and agrees that the Reinsurer’s obligation to provide such security shall immediately and automatically be reduced to the extent permitted by such amended laws and regulations.

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

article xxx

NET RETAINED LINES

A. This Contract applies only to that portion of any Policy which the Company retains net for its own account and, in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of business covered which the Company retains net for its own account shall be included.

B. The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

article Xxxi

THIRD PARTY RIGHTS

This Contract is solely between the Company and the Reinsurer, and in no instance shall any other party have any rights under this Contract except as expressly provided otherwise in the INSOLVENCY ARTICLE.

article xXXii

Severability

If any provision of this Contract shall be rendered illegal or unenforceable by the laws or regulations of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

article xXXiII

Governing Law

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Nebraska, exclusive of that state’s rules with respect to conflicts of law, except as to rules with respect to credit for reinsurance in which case the applicable rules of all states shall apply.

article XXXiv

Inspection Of Records

A. The Reinsurer or its designated representative(s), upon providing reasonable advance notice to the Company, shall have access at the offices of the Company (at all times acting

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

in compliance with the Company’s health and safety protocols) or at a location to be mutually agreed, at a time to be mutually agreed, to inspect the Company’s underwriting, accounting, or claim files pertaining to the subject matter of this Contract, other than proprietary information or privileged communications. The Company shall determine the manner in which files shall be accessed by the Reinsurer. The Reinsurer may, at its own expense, reasonably request copies of such files and agrees to pay the Company’s reasonable costs incurred in procuring such copies.

B. If any undisputed amounts are overdue from the Reinsurer to the Company, the Reinsurer shall have access to such records only upon payment of all such overdue amounts.

C. If the Reinsurer makes any inspection of the Company’s books and records involving specific claims under this Contract and, as a result of the inspection the claim is contested or disputed, the Reinsurer shall provide the Company, at the Company’s request, a summary of any reports, other than proprietary information or privileged communications, completed by the Reinsurer’s personnel or by third parties on behalf of the Reinsurer outlining the reasons for contesting or disputing the subject claim.

article XXXv

CONFIDENTIALITY

A. The Reinsurer hereby acknowledges that the documents, information, and data provided to the Reinsurer by the Company, whether directly or through an authorized agent, in connection with the placement, execution or renewal of this Contract, and arising out of this Contract, (“Confidential Information”) are proprietary and confidential to the Company. Confidential Information includes but is not limited to Nonpublic Information as that term is defined by the Insurance Data Security Model Law, approved by the National Association of Insurance Commissioners (hereinafter “Model Law”).

B. Absent the prior written consent of the Company, the Reinsurer will not disclose any Confidential Information to any third parties, except when:

1. The disclosure is to professional advisors, statutory auditors, legal advisors or to authorized agents of the Reinsurer performing underwriting, claim handling, pricing, placement and/or evaluation services for the Reinsurer; or

2. The Confidential Information is publicly known or has become publicly known through no unauthorized act of the Reinsurer; or

3. Required by retrocessionaires subject to the business ceded to this Contract; or

4. Required by state regulators performing an audit of the Reinsurer’s records and/or financial condition; or

5. Required by auditors performing an audit of the Reinsurer’s records in the normal course of business.

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

C. Further, the Reinsurer agrees not to use any Confidential Information for any purpose not permitted by this Contract or not related to the performance of its obligations or enforcement of its rights under this Contract.

D. Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process, or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company by written or electronic mail, reasonable advance notice of same prior to such release or disclosure and to use their reasonable best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

E. The provisions of this Article will extend to the officers, directors, shareholders, employees, and contractors of the Reinsurer and its affiliates, who have received Confidential Information in accordance with this Contract and will be binding upon the Reinsurer’s and its affiliates’ successors and assigns.

F. The Reinsurer acknowledges that any unauthorized disclosure of Confidential Information may cause irreparable harm to the Company. Such unauthorized disclosure includes but is not limited to one or more Cybersecurity Events as that term is defined by the Model Law. If Confidential Information is acquired by or made available to an unauthorized third party due the Reinsurer’s breach of this Article, the Reinsurer shall notify the Company immediately and the Company shall be entitled to seek specific performance, including immediate issuance of a temporary restraining order or preliminary injunction. The Company shall be entitled to seek damages, attorney’s fees and costs, defense and indemnification, and any other remedies available under the law due to the Reinsurer’s breach of this Article. The Company may concurrently or alternatively seek legal relief by way of arbitration as provided for in this Contract.

G. To protect Confidential Information, the Reinsurer must institute and maintain safeguards in accordance with or comparable to that required for both Licensees and Third Party Service Providers as provided in the Model Law.

article XXXvi

INSOLVENCY

A. If more than one reinsured company is referenced within the definition of “Company” in the PREAMBLE of this Contract, this Article shall apply severally to each such company. Further, this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company covered hereunder. In the event a conflict between any provision of this Article and the laws of the domiciliary state of any company covered hereunder, that domiciliary state’s laws shall prevail.

B. In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor, with reasonable provision for verification, or on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, on the basis of the

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C. Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.

D. It is further agreed that, in the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or its liquidator, receiver, conservator, or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except 1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or 2) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payee under such Policies and in substitution for the obligations of the Company to such payees.

article XXXvii

Arbitration

A. As a condition precedent to any right of action hereunder, any irreconcilable dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, whether arising before or after the expiry or termination of the Contract, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent by certified mail, return receipt requested, or such reputable courier service as is capable of returning proof of receipt of such notice by the recipient to the party demanding arbitration.

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

B. The Company shall have the option to either litigate or arbitrate where:

1. The Reinsurer makes any allegation of misrepresentation, non-disclosure, concealment, fraud or bad faith; or

2. The Reinsurer experiences any of the circumstances set forth in subparagraphs 1 through 8, 10, and 11 of paragraph A of the SPECIAL TERMINATION AND OTHER REMEDIES ARTICLE.

C. One arbitrator shall be appointed by each party. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ notice by certified mail or reputable courier as provided above of its intention to do so, may appoint the second arbitrator.

D. The two arbitrators shall, before instituting the hearing, appoint an impartial third arbitrator who shall preside at the hearing. Should the two arbitrators fail to choose the third arbitrator within 30 days of the appointment of the second arbitrator, the parties shall appoint the third arbitrator pursuant to the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS) Umpire Selection Procedure. All arbitrators shall be disinterested active or former senior executives of insurance or reinsurance companies or Underwriters at Lloyd’s, London.

E. Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Omaha, Nebraska but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of Nebraska. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

F. In the event an arbitrator is unable to serve due to death, disability or other incapacity, a replacement arbitrator shall be chosen in accordance with the procedures set forth in this Article for the original selection of the arbitrator appointed and the newly constituted panel shall take all necessary and/or reasonable measures to continue the arbitration proceedings without additional delay.

G. This Contract shall be interpreted as an honorable engagement rather than merely as a legal obligation. The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

H. Arbitration proceedings are subject to consolidation as follows:

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

1. Single contract, multiple reinsurers, common issue: If more than one Reinsurer is involved in arbitration where there are common questions of law or fact and a possibility of conflicting awards or inconsistent results, all such Reinsurers, at the Company’s request, shall be joined in a single arbitration proceeding and shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the Reinsurers constituting the one party; provided, however, that nothing therein shall impair the rights of such Reinsurers to assert several, rather than joint defenses or claims, nor be construed as changing the liability of the Reinsurers under the terms of this Contract from several to joint.

2. Single reinsurer, multiple contracts, common issue: If any Reinsurer to this Contract has subscribed to other reinsurance contracts with the Company, under which a dispute has arisen where there are common questions of law or fact with the dispute being arbitrated under this Contract and a possibility of conflicting awards or inconsistent results, the Reinsurer, at the Company’s request, shall arbitrate all such reinsurance disputes involving the same loss or common questions of law or fact in one consolidated proceeding, subject to the provisions of this Article.

3. Single reinsurer, multiple contracts: If any Reinsurer to this Contract has subscribed to other reinsurance contracts with the Company and various disputes have arisen under such contracts, regardless of whether or not there are common questions of law or fact, if mutually agreed to by the parties hereto, the parties shall arbitrate all reinsurance disputes in one consolidated proceeding, subject to the provisions of this Article.

The agreement to consolidate disputes under this Contract and one or more other reinsurance contracts will supersede all other reinsurance contracts entered into between the Company and the Reinsurer, regardless of whether any other reinsurance contract may require or address consolidation.

I. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law. However, the panel may not award any exemplary or punitive damages and enhanced compensatory damages.

article XXXVIii

expedited Arbitration

A. Notwithstanding the provisions of the ARBITRATION ARTICLE, in the event an amount in dispute hereunder is $500,000 or less, the Company may elect to require an expedited arbitration process with the use of a single arbitrator. The arbitrator will be chosen in accordance with the procedures for selecting an arbitrator in force on the date the

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS).

B. Each party’s case will be submitted to the arbitrator within 100 days of the date of determination of the arbitrator. Discovery will be limited to exchanging only those documents directly relating to the issue in dispute, subject to a limit of two discovery depositions from each party, unless otherwise authorized by the arbitrator upon a showing of good cause.

C. Within 120 days of the date of determination of the arbitrator, the hearing will be completed and a written award will be issued by the arbitrator. The arbitrator will have all the powers conferred on the arbitration panel as provided in the ARBITRATION ARTICLE, and said Article will apply to all matters not specifically addressed above.

article xXXIX

SERVICE OF SUIT

(This Article is applicable if the Reinsurer is not domiciled in the United States of America and/or is not authorized in any State, Territory, or District of the United States where authorization is required by insurance regulatory authorities. This Article is not intended to conflict with or override the obligation of the parties to arbitrate their disputes in accordance with the ARBITRATION ARTICLE, the EXPEDITED ARBITRATION ARTICLE, or the SPECIAL TERMINATION AND OTHER REMEDIES ARTICLE.)

A. In the event of the failure of the Reinsurer to perform its obligations under this Contract, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against it upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal. The validity and/or enforceability of any arbitration award or judgment obtained in the United States shall not be contested by the Reinsurer in any jurisdiction outside of the United States.

B. Service of process in such suit may be made upon the law firm of Mendes and Mount, 750 Seventh Avenue, New York, NY 10019, or another party specifically designated by the Reinsurer in its Interests and Liabilities Agreement attached hereto. As respects Lloyd’s underwriters, service of process shall be made upon Lloyd’s America, Inc., Attention: Legal Department, 280 Park Avenue, East Tower, 25th Floor, New York, NY 10017.

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

C. Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his/her successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceedings instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

D. The individual named in paragraph C shall be deemed the Reinsurer’s agent for the service of process:

1. Where the address designated in, or pursuant to paragraph B is invalid; or

2. To the extent necessary to bring this Contract into conformity with the applicable law of a state with jurisdiction over the Company.

article Xl

Mode of Execution

This Contract may be executed either by an original written ink signature of paper documents, by an exchange of facsimile copies showing the original written ink signature of paper documents, or by electronic signature by either party employing appropriate software technology as to satisfy the parties at the time of execution that the version of the document agreed to by each party shall always be capable of authentication and satisfy the same rules of evidence as written signatures. The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

ARTICLE Xli

ENTIRE AGREEMENT

This Contract shall constitute the entire agreement between the parties with respect to the business being reinsured hereunder. There are no understandings between the parties other than as expressed in this Contract. Any change or modification to this Contract shall be null and void unless made by amendment to this Contract and signed by both parties.

articlE xlII

INTERMEDIARY

Gallagher Re Inc. is hereby recognized as the intermediary negotiating this Contract and through whom all communications relating thereto shall be transmitted to the Company or the Reinsurer. Payments by the Company to Gallagher Re Inc. shall be deemed to constitute payment to the Reinsurer and payments by the Reinsurer to Gallagher Re Inc. shall be deemed to constitute

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

payment to the Company only to the extent that such payments are actually received by the Company. Gallagher Re Inc., a New York corporation, operates in California and Pennsylvania as Gallagher Re Insurance Services (California License Number OBO1804).

IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Contract as of the date specified below:

Signed this __________________ day of ____________________________________, 20___.

AMERICAN INTERSTATE INSURANCE COMPANY

SILVER OAK CASUALTY, INC.

AMERICAN INTERSTATE INSURANCE COMPANY OF TEXAS

Signature

Printed Name

Title

American Interstate Insurance Company

Form of Casualty Excess of Loss Contract (Eff: 1-1-23)

NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - U.S.A.

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision.*

I.
It is agreed that the policy does not apply under any liability coverage,

to (injury, sickness, disease, death or destruction,

(bodily injury or property damage

with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

(a)
become effective on or after 1st May, 1960, or
(b)
become effective before that date and contain the Limited Exclusion Provision set out above;

provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(3) Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

Broad Exclusion Provision.*

It is agreed that the policy does not apply:

I.
Under any Liability Coverage, to (injury, sickness, disease, death or destruction

(bodily injury or property damage

(a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

(b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

II.
Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to (immediate medical or surgical relief,

(first aid,

to expenses incurred with respect

to (bodily injury, sickness, disease or death

(bodily injury

resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

American Interstate Insurance Company

13215N23 (Eff: 1-1-23)

Casualty Excess of Loss Contract

III. Under any Liability Coverage to (injury, sickness, disease, death or destruction

(bodily injury or property damage

resulting from the hazardous properties of nuclear material, if

(a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

(b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

(c)
the (injury, sickness, disease, death or destruction

(bodily injury or property damages

arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to

(injury to or destruction of property at such nuclear facility

(property damage to such nuclear facility and any property thereat.

IV. As used in this endorsement:

“Hazardous properties” include radioactive, toxic or explosive properties; “nuclear material” means source material, special nuclear material or byproduct material; “source material,” “special nuclear material,” and “byproduct material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; “spent fuel” means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; “waste” means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; “nuclear facility” means

(a) any nuclear reactor,

(b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

(c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

(d)
any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; “nuclear reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

(With respect to injury to or destruction of property, the word “injury” or “destruction”

(“property damage” includes all forms of radioactive contamination of property

(includes all forms of radioactive contamination of property.

V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

(i) Garage and Automobile Policies issued by the Reassured on New York risks, or

(ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters’ Association of the Independent Insurance Conference of Canada.

*NOTE: The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

21/9/67

N.M.A. 1590

BRMA 35A

American Interstate Insurance Company

13215N23 (Eff: 1-1-23)

Casualty Excess of Loss Contract